                                                                   EXHIBIT 10.11

ESCROW AGREEMENT


     THIS ESCROW AGREEMENT, dated as of 12/18, 1995, between and among GMH Acquisition Corp., a Delaware corporation (the "Buyer"), Kelly Scott Herold, as Trustee, Gregory Keith Scott, Drew Eric Scott and Samuel P. Scott, Individually and as Joint Tenant with Sherry J. Scott (collectively, the "Sellers") and Key Trust Company, a New York Banking Corp. (the "Escrow Agent").

     WHEREAS, the Buyer and the Sellers entered into a Stock Purchase Agreement dated as of October 10, 1995, as amended (the "Stock Purchase Agreement"), pursuant to which the Buyer agreed to purchase 100% of the issued and outstanding stock of the Company and 100% of the membership interests in Lamar Housing LLC, a Georgia limited liability company ("Lamar"); and

     WHEREAS, in connection with the Stock Purchase Agreement, the Buyer and the Sellers have negotiated certain indemnities; and

     WHEREAS, Section 3(b) of the Stock Purchase Agreement provides for the deposit with the Escrow Agent of $1,000,000 of the Purchase Price due the Sellers as security for the Sellers' obligations, pursuant to Sections 15(b) and 15(c) of the Stock Purchase Agreement, to indemnify the Buyer against any Loss and any Litigation Expense with respect thereto;

     WHEREAS, it is a condition to closing the transactions contemplated by the Stock Purchase Agreement that the Buyer, the Sellers and the Escrow Agent shall have entered into this Agreement; and

     NOW THEREFORE, in consideration of the above premises and the mutual covenants contained in this Agreement, and intending to be legally bound hereby, the parties hereby agree as follows:

     1. DEFINITIONS. As used in this Agreement, the terms defined in the preamble and recitals hereto shall have the respective meanings specified therein, and unless otherwise defined, all other capitalized terms used herein shall have the following meanings:

          AGREEMENT shall mean this Escrow Agreement, as the same may be amended from time to time.

          BUSINESS DAY shall mean any day other than a Saturday, Sunday or public holiday under the laws of the State of New York or other day on which banking or lending institutions are authorized or obligated to close in Buffalo, New York.

          CLOSING DATE shall mean the date on which the closing of the transactions under the Stock Purchase Agreement shall occur.

          ESCROWED FUNDS shall mean the sum of $1,000,000 deposited with the Escrow Agent pursuant to the terms hereof.

          LITIGATION EXPENSE, shall mean the matters referred to in Sections 15(b)(vii) and 15(c)(ii) of the Stock Purchase Agreement as relates to a Loss defined therein.
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          LOSS shall mean the matters referred to in Sections 15(b)(i), (ii),
(iii), (iv) and (vi) and 15(c)(i) of the Stock Purchase Agreement.

          PERMITTED INVESTMENTS shall mean:

          (a) Demand deposit accounts, money market accounts or bankers' acceptances maturing in 90 days or less from the date of issue of not less than the highest rating then available from Standard and Poor's Corporation ("S&P") or Moody's Investor Services, Inc. ("Moody's") at the time of investment;

          (b) Certificates of deposit or Eurodollar deposits maturing in 90 days or less from the date of deposit and either placed by or with a United States bank with stockholder capital exceeding Five Hundred Million Dollars ($500,000,000) or a minimum credit rating at the time of investment of A from S&P or Moody's for its debt instruments (so long as there has been no public announcement by S&P or Moody's that such credit rating may be subject to a negative adjustment), and the accounts of which are insured by the Federal Deposit Insurance Corporation or any successor thereto (an "Acceptable Bank");

          (c) Securities which are all of the following (i) commonly known as "commercial paper", (ii) due and payable within 90 days from the date of issue,
(iii) issued by any corporation organized under the laws of the United States or of any State thereof and (iv) the ratings for the commercial paper of which, at the time of the investment therein, are not less than the highest rating then available from Moody's, S&P or another nationally recognized rating agency;

          (d) United States Treasury obligations maturing in 180 days or less from the date of purchase;

          (e) Certificates issued by the Government National Mortgage Association maturing in 90 days or less from the date of purchase; or

          (f) An interest in any fund or other investment vehicle, including, without limitation, a registered investment company maintained by an Acceptable Bank, that invests primarily in any of the items specified in clauses (a) through (e) above, and which does not invest in items which are rated less than investment grade at the time of investment, including a registered investment company for which the Escrow Agent or its affiliates provides services and are separately and additionally compensated therefor.

     2. ACCEPTANCE OF ESCROW. The Escrow Agent hereby acknowledges the receipt from the Buyer and the Sellers of the Escrowed Funds. The Escrow Agent shall hold and dispose of the Escrowed Funds and shall act as Escrow Agent for the Buyer and the Sellers with respect to the Escrowed Funds in accordance with the terms, conditions and provisions of this Agreement.

     3. INVESTMENT OF ESCROWED FUNDS. The Escrow Agent shall invest the Escrowed Funds in (a) such Permitted Investments as the Buyer may from time to time direct, (b) in such other investments as the Buyer and the Sellers shall jointly direct in writing or (c) in the absence of direction pursuant to clause
(a) or (b), demand deposit accounts, money market accounts or bankers' acceptances maturing in 90 days or less from the date of issue, of any Acceptable Bank. All securities and deposits representing investment of the Escrowed Funds shall be held in the name of the Escrow Agent or its nominee, or in bearer form, and the Escrow Agent may deposit any securities or other property in a depository or clearing corporation. The Escrow Agent shall receive and collect all funds payable in connection with such
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investment. Except to the extent that payment of the Escrowed Funds is required to be made pursuant to this Agreement, the Escrow Agent shall retain the Escrowed Funds and invest the Escrowed Funds as provided for herein.

     4. DISTRIBUTION OF INTEREST. All interest and other income realized in respect of the Escrowed Funds shall be segregated from the Escrowed Funds and shall be distributed to the Buyer within five (5) Business Days after the date of receipt by the Escrow Agent, unless otherwise instructed pursuant to the direction of the Buyer.

     5. DISTRIBUTION OF ESCROWED FUNDS. The Buyer and the Sellers shall be entitled to receive from the Escrow Agent, payments of the Escrowed Funds in the following manner and upon the following terms and conditions:

          (a) In the event that the Buyer is entitled to be paid the amount of any Loss required to be paid by the Sellers pursuant to either Section 15(b) (other than Section 15(b)(v)), or 15(c) of the Stock Purchase Agreement or any Litigation Expense with respect thereto required to be paid by the Sellers pursuant to either Section 15(b)(vii) or Section 15(c)(ii) of the Stock Purchase Agreement, which Loss or Litigation Expense has not otherwise been paid by or on behalf of the Sellers, the Buyer may give written notice thereof, including the amount to be paid to the Buyer out of the Escrowed Funds, to the Escrow Agent (a "Statement") prior to the Termination Date (as defined in Section 9 hereof). Within not more than three (3) Business Days after its receipt thereof, the Escrow Agent shall send a copy of the Statement to the Sellers. If a written objection to such Statement is delivered to the Escrow Agent by or on behalf of the Sellers within ten (10) Business Days after the date such notice is deemed given to the Sellers under the provisions of Section 10 hereof (the "Objection Notice"), the Escrow Agent shall send to the Buyer a copy thereof within three (3) Business Days after its receipt of the Objection Notice, and the provisions of Section 5(b) relating to a Statement as to which an Objection Notice has been timely delivered shall apply to such Statement; otherwise the Escrow Agent is hereby authorized, empowered and directed to deliver to the Buyer from the Escrowed Funds, an amount equal to the amount set forth in such Statement.

          (b)  The Escrow Agent shall not make any distribution under this
     Section 5 with respect to the portion of the indemnification claims set forth in a Statement which are the subject of an Objection Notice delivered under Section 5(a) above, but shall reserve in a claims account (the "Claims Account"), the amount of such claims and shall continue to hold such amount in the Claims Account, notwithstanding the expiration of the term of this Escrow Agreement, until the receipt by the Escrow Agent of either (i) joint written instructions of the Buyer and the Sellers directing the Escrow Agent to remit the amount held with respect to such Statement in accordance with such written instructions or (ii) a certified copy of a final court order, no longer subject to appeal, which contains a final determination of the entitlement to and the specific amount of the indemnification obligation owed to the Buyer with respect to such Statement. Upon its receipt of either of the above, the Escrow Agent (x) shall disburse to the Buyer the amount, if any, determined to be due to it in accordance with the terms of such instructions or court order, (y) if all of the outstanding and undischarged Statements are fully reserved in the Claims Accounts established therefor, the excess, if any, of the balance in the discharged Claims Account shall either be returned to the Escrowed Funds general account or, if the Termination Date has
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     passed, distributed to the Sellers, and (z) if all of the outstanding and undischarged Statements are not fully reserved in the Claims Accounts established therefor, then the balance in the discharged Claims Account, if any, shall be applied first to satisfy any deficiencies in the Claims Accounts with respect to such outstanding and undischarged Statements, and the remaining balance, if any, shall either be retained in the Escrowed Funds general account or, if the Termination Date has passed, distributed to the Sellers. In the event an Objection Notice relates to only a portion of a Statement, the Escrow Agent shall deliver to the Buyer from the Escrowed Funds that portion of such Statement which is not subject to the Objection Notice in accordance with the provisions of Section 5(a) hereof.

          (c) Promptly after the Termination Date, the Escrow Agent shall deliver to the Sellers and the Buyer a full and complete final period statement with respect to the Escrowed Funds. If, as of the close of business on the Termination Date, all Statements which have been filed with the Escrow Agent prior to the Termination Date have been finally discharged in accordance with the provisions of Section 5(b) hereof, the Escrow Agent shall deliver to the Sellers any remaining Escrowed Funds and shall deliver to the Buyer all interest accrued thereon to the date of such payment. However, if, upon the Termination Date, any Statement remains outstanding and undischarged, the Escrow Agent shall continue to hold both the Claims Account with respect to such outstanding Statements, and if no Claims Account has yet been established with respect to any outstanding Statement, that portion of the Escrowed Funds equal to the amount claimed under all Statements then outstanding as to which no Claims Account has yet been established. With respect to the Escrowed Funds retained by the Escrow Agent after the Termination Date pursuant to this Section 5(c), the Escrow Agent shall continue to hold the Escrowed Funds in accordance with the provisions of this Agreement and shall make payments to the Buyer and/or the Sellers and discharge Statements as provided in Section 5(b). All Escrowed Funds remaining after the discharge of all Statements, together with all interest accrued thereon, shall be distributed to the Sellers within five (5) Business Days after the discharge of the last remaining Statement.

     6. DUTIES AND RESPONSIBILITIES OF THE ESCROW AGENT. The Escrow Agent shall have no duties or obligations hereunder except those specifically set forth herein, and such duties and obligations shall be determined solely by the express provisions of this Agreement.

          (a)  In connection with its duties hereunder, the Escrow Agent shall be protected in acting or refraining from acting based solely and exclusively upon any written notice, request, consent, certificate, instruction, Statement, Objection Notice, court order, or other document furnished to it hereunder and believed by it to be genuine and to have been signed or sent by the proper party or parties, and it shall not be necessary for the Escrow Agent to inquire into the authority of the signers thereof or to determine the accuracy or completeness of any written notice, request, consent, certificate, instruction, court order, Statement, Objection Notice or other documents, except and to the extent expressly provided in this Agreement. The Escrow Agent shall not be liable for anything it may do or refrain from doing in connection with its duties hereunder except as a result of its own gross negligence, willful misconduct or bad faith. The Escrow Agent shall not be responsible for any loss to the Escrowed Funds resulting from the investment thereof in accordance with the terms of this Agreement. The Escrow Agent may consult its
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     counsel and shall be protected in respect of any action taken or omitted to be taken by it in good faith on the advice of such counsel.

          (b) The Sellers and the Buyer shall, jointly and severally, indemnify and hold the Escrow Agent harmless for any liability, cost or expense, including reasonable attorneys' fees actually and reasonably incurred by the Escrow Agent, arising out of or relating to the performance of its duties hereunder; provided, however, that the Escrow Agent shall not be entitled to any indemnity hereunder if it is determined to have acted with gross negligence, in bad faith or with willful misconduct. The obligations of the Sellers and the Buyer under this Section 6(b) shall survive termination of this Agreement or resignation of the Escrow Agent.

          (c) By written instrument signed by the Sellers and the Buyer, the Escrow Agent may be removed as Escrow Agent at any time for any reason. The Escrow Agent may resign as Escrow Agent at any time upon prior written notice to the Sellers and the Buyer stating the effective date of such resignation. Upon receiving such notice of resignation or upon such removal, the Sellers and the Buyer shall promptly appoint a successor Escrow Agent by a written instrument, and no such resignation or removal shall be effective until the date upon which a successor Escrow Agent shall have been appointed and shall have accepted such appointment. Any such successor Escrow Agent appointed by the Sellers and the Buyer shall be an Acceptable Bank. The Escrow Agent shall have no liability whatsoever to the Sellers or the Buyer to advise, inform or make any comment as to the suitability, financial or otherwise, of any successor Escrow Agent so appointed. If a successor Escrow Agent is not appointed by the resignation date set forth in the notice from the Escrow Agent, the Escrow Agent may petition a court of competent jurisdiction to name a successor. Until the successor Escrow Agent has accepted such appointment, the Escrow Agent shall hold the Escrowed Funds and manage and distribute the Escrowed Funds in accordance with the provisions of this Agreement.

          (d) The Escrow Agent shall not be required to institute or defend any action or legal process involving any matter referred to herein which in any manner affects it or its duties or liabilities hereunder. In the event the Escrow Agent shall institute or defend any such action or legal process, it shall do so only upon receiving full indemnity in an amount and of such character as it shall require, against any and all claims, liabilities, judgments, attorneys' fees and other expenses of every kind in relation thereto, except in the case of its own willful misconduct or gross negligence.

          (e) If any two parties, whether or not they are parties of this Agreement, shall be in disagreement about the interpretation of this Agreement, or about the rights and obligations, or the propriety, of any action contemplated by the Escrow Agent, or if any other dispute shall arise hereunder, or if the Escrow Agent otherwise has any doubts as to the proper disposition of funds or any execution of any of its duties hereunder, the Escrow Agent may, at its sole discretion, file action in interpleader to resolve the said disagreement in New York State Supreme Court, Buffalo, New York. The Escrow Agent shall be indemnified for all costs, including reasonable attorneys' fees and expenses, in action, and shall be fully protected in suspending all or part of its activities under this Agreement until a final judgment in the interpleader action is received.

     7.   ESCROW FEES.  The Escrow Agent shall be entitled to receive
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reasonable compensation for its services hereunder pursuant to the schedule of fees attached hereto and made a part hereof and, in addition thereto, shall be reimbursed for all out of pocket expenses, including reasonable attorneys' fees, actually and reasonably incurred by it in connection with the performance of its duties and obligations under this Agreement. All such fees and expenses shall be borne equally by the Buyer and the Sellers. The Escrow Agent shall render monthly statements, including therein a statement of all interest or other income earned on the Escrowed Funds, to the Sellers and the Buyer. The Escrow Agent shall have a lien on and may offset against the Escrowed Funds to the extent any amounts due to it hereunder are not paid when due.

     8. SAVINGS CLAUSE. Notwithstanding anything to the contrary contained herein, as between the Sellers and the Company, the Company's rights to recover from the Sellers on any claim made pursuant to the Stock Purchase Agreement shall be governed by the provisions of the Stock Purchase Agreement and shall not be limited (a) to the amount or availability of Escrowed Funds or (b) by any action or failure to act of the Buyer or the Company pursuant to this Agreement, except to the extent a Statement is discharged pursuant to the terms hereof.

     9. TERM. This Agreement shall terminate on the third anniversary of the date hereof unless sooner terminated by a written notice to the Escrow Agent from the Sellers and the Company (the "Termination Date"); provided, however that if on such date, any Statement shall remain outstanding and not discharged, then this Agreement shall remain in full force and effect until all Escrowed Funds have been disbursed by the Escrow Agent in accordance with the provisions hereof at which time this Agreement shall terminate and be of no further force or effect; provided, further, however, that, upon payment of any of the Escrowed Funds to the Company or the Sellers as provided for herein, any funds so paid shall be released from and shall no longer be subject to this Agreement.

     10. NOTICES, ETC. All notices, consents, demands, requests, Statements, Objection Notices, approvals and other communications which are required or may be given hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) if sent by telecopy, when receipt thereof is acknowledged at the telecopy number below, (c) the second day following the day on which the same has been delivered prepaid to a national air courier service or (d) five (5) Business Days following deposit in the mail, registered or certified postage prepaid in each case, addressed as follows:

          If to the Sellers:

          c/o Samuel P. Scott
          General Manufactured Housing, Inc.
          P.O. Box 1449
          Waycross, Georgia 31502-1449
          Telecopy:  912-285-1397

          with copies to:

          Neal L. Conner, Esq.
          Kopp and Conner, P.C.
          1008 Plant Avenue
          Waycross, Georgia 31502
          Telecopy:  912-285-9813

          and
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          L. Kinder Cannon, Esq.
          Holland & Knight
          50 North Laura Street, Suite 3900
          P.O. Box 52687
          Jacksonville, Florida 32201-2687
          Telecopy:  904-358-1872

          If to the Buyer:

          GMH Acquisition Corp.
          P.O. Box 1449
          Waycross, Georgia 31502-1449
          Attention:  Gary M. Brost
          Telecopy:  912-285-1397

          with copies to:

          Strategic Investments & Holdings, Inc.
          369 Franklin Street
          Buffalo, New York 14202
          Attention: Gary M. Brost
          Telecopy: 716-857-6490

          and

          Nixon, Hargrave, Devans & Doyle LLP
          1600 Main Place Tower
          Buffalo, New York 14202
          Attention: Charles P. Jacobs, Esq.
          Telecopy: 716-853-8109

          If to the  Escrow  Agent:
          Key Trust Company
          50 Fountain Plaza 16th Floor
          Buffalo, NY 14202
          Attention: Irene Hypnarowski
          Telecopy:  716-847-8867

or to such other person or persons at such address or addresses as may be designated by written notice hereunder. Any notice given in accordance with this Section may be given by a party hereto or by such party's counsel.

     11. ASSIGNMENT. Neither the Sellers nor the Buyer may assign or convey this Agreement or any of their respective rights or obligations hereunder to any other party without the prior written consent of each of the other parties to this Agreement; provided, however, that (a) the Buyer may assign all of its rights hereunder to an institutional lender or lenders providing financing for the transactions contemplated by the Stock Purchase Agreement and (b) prior to the Closing Date, any one or more of the Sellers may assign all of his or her rights and obligations hereunder to the trustee of a trust, all of the beneficial interests of which are owned by such Seller(s) or his, her or their immediate family members.

     12. APPLICABLE LAW. This Agreement shall be governed by and construed and interpreted in accordance with the laws or the State of New York without giving effect to conflict of laws principles thereof.

     13. ENTIRE AGREEMENT. This Agreement, the Stock Purchase Agreement and all Exhibits hereto embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede any prior agreement or understanding between the parties; provided, however, the entire agreement of the Buyer and the Sellers with the Escrow Agent is contained in this Agreement. The Escrow Agent is not expected or required to be familiar with the provisions of any other instrument, agreement or document, specifically including, without limitation, the Stock Purchase Agreement, and shall not be charged with any responsibility or liability in connection with the observance or non-observance by any other party whatsoever of the provisions of any such other instrument, agreement or document, including, without limitation, the Stock Purchase Agreement. This Agreement may not be amended except in a writing executed by each party to this Agreement.

     14. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

     15. HEADINGS. Headings of the Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

     16. BINDING EFFECT; BENEFITS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, administrators, executors, successors and permitted assigns; provided, however, that nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns, any rights and remedies, obligations or liabilities under or by reason of this Agreement.

     17. CONSTRUCTION. Wherever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.


     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first above written.


                                        SELLERS:


                                        /S/  KELLY SCOTT HEROLD
                                        -----------------------------------
                                        Kelly Scott Herold, as Trustee



                                        /S/  GREGORY KEITH SCOTT
                                        -----------------------------------
                                        Gregory Keith Scott



                                        /S/  DREW ERIC SCOTT

                                        -----------------------------------
                                        Drew Eric Scott



                                        /S/  SAMUEL P. SCOTT
                                        -----------------------------------
                                        Samuel P. Scott, Individually and as
                                        Joint Tenant



                                        /S/  SHERRY J. SCOTT
                                        -----------------------------------
                                        Sherry J. Scott, as Joint Tenant


                                        GENERAL MANUFACTURED HOUSING, INC.



                                        By: /s/   Samuel P. Scott
                                            -------------------------------
                                            Samuel P. Scott
                                              Title:  Chairman of the Board




                                        BUYER:

                                        GMH ACQUISITION CORP.



                                        By: /s/  Gary M. Brost
                                            -------------------------------
                                            Title:  President


                                        ESCROW AGENT

                                        KEY TRUST COMPANY



                                        By: /s/   [illegible]
                                            -------------------------------
                                            Title:  Vice President